Exhibit 99.2

ViewRay Names Zach Stassen as Chief Financial Officer

CLEVELAND, April 30, 2020 – ViewRay, Inc. (Nasdaq: VRAY) announced today that Zach Stassen has been named Chief Financial Officer, effective May 18, 2020. Mr. Stassen will report directly to Scott Drake, President and Chief Executive Officer.

Mr. Stassen has over 20 years of experience in the medical device and healthcare industry. Most recently he served as Chief Financial Officer and Chief Operating Officer for Bolder Surgical, an innovative, privately held company that develops and markets laparoscopic surgical devices. Prior to Bolder Surgical, he held various finance and business development roles at Spectranetics, including Vice President of Finance, before its acquisition by Royal Philips. Previously, Mr. Stassen was Co-founder and Chief Financial Officer at Emerge Medical, a device company focused on generic orthopedic trauma products, which was acquired by Cardinal Health. He also spent time with the Piper Sandler (formerly Piper Jaffray) medical technology investment banking group. Mr. Stassen earned a master’s degree in business administration from the Kellogg School of Management at Northwestern University, and a bachelor’s degree from Drake University.

“I’d like to thank our Interim-CFO, Brian Knaley, for his work to drive the business forward over the last several quarters,” said Scott Drake, President and CEO. “After an extensive search, we are pleased to welcome Zach Stassen as Chief Financial Officer of ViewRay. He possesses a deep understanding of the medical device industry, and his financial expertise will be a valuable asset to our organization.”

"I'm very excited to join ViewRay,” said Mr. Stassen. “The Company’s ground-breaking technology and relentless focus on improving the lives of cancer patients is inspiring. I am looking forward to contributing to the next phase of growth as we work to transform the paradigm of care in radiation oncology.”

About ViewRay

ViewRay®, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® radiation therapy system. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purposely built to deliver high-precision radiation without unnecessary beam distortion, and consequently, help to mitigate skin toxicity and other safety concerns that may otherwise arise when high magnetic fields interact with radiation beams.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the rate of new orders, upgrades and installations, ViewRay's financial guidance for the full year 2020 and ViewRay's conference calls to discuss its first quarter 2020 results. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length and severity of the recent COVID-19 (coronavirus) pandemic, including its impacts across our businesses on demand, operations and our global supply chains, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Reports on Form 10-Q, as updated periodically with the company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Investor Relations:

Michaella Gallina

Vice President, Chief of Staff, Head of Investor Relations and Communications

ViewRay, Inc.

1-844-MRIdian (674-3426)

Email: investors@viewray.com

Media Enquiries:

Karen Hackstaff

Vice President, Strategy and Brand

ViewRay, Inc.

Phone: +1 408-242-2994

Email: media@viewray.com